SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12


                              NET PERCEPTIONS, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:
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                                                           FOR IMMEDIATE RELEASE
                                                               February 12, 2004

Contact:
Tom Donnelly
President and Chief Financial Officer
Net Perceptions, Inc.
952-842-5400
tdonnelly@netperceptions.com


       Net Perceptions Announces Date for Special Meeting of Stockholders

MINNEAPOLIS - Net Perceptions, Inc. (Nasdaq: NETP) announced that it has set Friday, March 12, 2004 as the date for its special meeting of stockholders at which stockholders will consider and vote upon a proposal to approve and adopt a plan of complete liquidation and dissolution of the Company. The special meeting will be held at the Company's headquarters located at 7700 France Avenue South, Edina, Minnesota and will begin at 10:00 a.m. Central Standard Time. Stockholders of record as of January 13, 2004, the record date for the special meeting, will be entitled to receive notice of and to vote at the special meeting. In connection with the special meeting, the Company has filed with the Securities and Exchange Commission, and is mailing to stockholders, a definitive proxy statement and related materials relating to the plan of liquidation.

Additional Information About the Plan of Liquidation and Where to Find It

In connection with the proposed plan of complete liquidation and dissolution, on February 12, 2004, the Company filed with the SEC a definitive proxy statement and other relevant materials. SECURITY HOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF LIQUIDATION. Investors and security holders may obtain a copy of the proxy statement and such other relevant materials, and any other documents filed by the Company with the SEC, for free at the SEC's web site at www.sec.gov, or at no charge from the Company by directing a request to: Net Perceptions, Inc., 7700 France Avenue South, Edina, Minnesota 55435, Attention: President.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed plan of complete liquidation and dissolution. Information regarding the direct and indirect interests of the Company's executive officers and directors in the proposed plan of complete liquidation and dissolution is included in the definitive proxy statement filed with the SEC in connection with such proposed plan.